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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report:  August 15, 2000

               Date of earliest event reported:  August 10, 2000

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                                 Maxygen, Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                           (State of Incorporation)


     000-28401                                           77-0449487
(Commission File No.)                       (I.R.S. Employer Identification No.)


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                              515 GALVESTON DRIVE
                            REDWOOD CITY, CA  94063
         (Address of principal executive offices, including zip code)


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                                (650) 298-5300
             (Registrant's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets

      On August 10, 2000, Maxygen, Inc. ("Maxygen") completed the acquisition of ProFound Pharma A/S, a Danish corporation ("ProFound"). ProFound was acquired pursuant to an Exchange Agreement, dated as of April 12, 2000 (as amended by Amendment No. 1 thereto, dated as of July 31, 2000), by and among Maxygen, ProFound, Maxygen Holdings Ltd., a Cayman Islands corporation, and the shareholders of ProFound, pursuant to which all the equity interests of ProFound were exchanged for 1,102,578 shares of Maxygen common stock and options to purchase a total of 41,812 shares of Maxygen common stock. As a result of the acquisition ProFound became a wholly-owned subsidiary of Maxygen.

      The acquisition will be accounted for as a purchase. ProFound is a Danish biotechnology company focused on the development of improved second-generation protein pharmaceutical products. Maxygen intends to continue to use the assets acquired to conduct such business.

Item 7.  Financial Statements and Exhibits.

    (a) The required financial statements will be filed by amendment as soon as practicable.

    (b) The required pro forma financial information will be filed by amendment as soon as practicable.

    (c)  Exhibits

         2.1 Exchange Agreement, dated as of April 12, 2000 (the "Exchange Agreement"), by and among Maxygen, Inc., Maxygen Holdings Ltd., ProFound Pharma A/S ("ProFound") and the shareholders of ProFound

         2.2 Amendment No. 1 to the Exchange Agreement, dated as of July 31, 2000, by and among Maxygen, Inc., Maxygen Holdings Ltd., ProFound and the shareholders of ProFound
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Maxygen, Inc.

Date:  August 15, 2000              By: /s/ Michael Rabson
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                                        Michael Rabson
                                        General Counsel, Senior Vice
                                        President of Legal Affairs